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                                                                   EXHIBIT 11(a)



                              CONSENT OF COUNSEL

                         SHORT-TERM INVESTMENTS TRUST



            We hereby consent to the use of our name and to the references to our firm under the caption "General Information --Legal Counsel" in the Prospectus of each of the Cash Management Class, Institutional Class, Personal Investment Class, Private Investment Class and Resource Class, each a class of the Treasury Portfolio of Short-Term Investments Trust (the "Trust"), and in the Prospectus of each of the Institutional Class and Private Investment Class, each a class of the TaxAdvantage Portfolio of the Trust, which Prospecutses form a part of Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (No. 2-58287) and Amendment No. 31 to the Registration Statement under the Investment Company Act of 1940 (No. 811-2729) on Form N-1A of the Company.



                              /s/Ballard Spahr Andrews & Ingersoll
                                 Ballard Spahr Andrews & Ingersoll



Philadelphia, Pennsylvania
December 11, 1997